                                                                    EXHIBIT 10.3


                           SECOND AMENDMENT TO AMENDED
                          AND RESTATED CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the "Amendment"), dated as of February 26, 1999, is entered into by and among RICHMONT MARKETING SPECIALISTS INC., a corporation duly organized and validly existing under the laws of the State of Delaware ("Borrower"), each of the banks or other lending institutions which are signatories hereto (each such bank or other lending institution individually, a "Bank" and, collectively, the "Banks"), and THE CHASE MANHATTAN BANK, individually as a Bank and as agent for itself and the other Banks (in its capacity as agent, together with its successors in such capacity, the "Agent").

                                    RECITALS:

     Borrower, Banks and Agent have entered into that certain Amended and Restated Credit Agreement dated as of December 18, 1997 (as modified by six letter agreements, dated March 31, 1998, July 8, 1998, July 17, 1998, July 31, 1998, September 24, 1998, and September 30, 1998, respectively and as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of June 30, 1998, the "Agreement"). Borrower, Banks and Agent now desire to further amend the Agreement as hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, effective as of the date hereof (unless otherwise indicated), as follows:

                                    ARTICLE 1

                                   Definitions

     Section 1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

                                    ARTICLE 2

                                   Amendments

     Section 2.1 Amendment to Subsection 9.5(g). Subsection 9.5(g) of the Agreement is amended in its entirty to read as follows:

               (g) loans and advances to employees for business expenses incurred in the ordinary course of business not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate at any time outstanding; excluding from such aggregate limit any advances made to purchase a primary residence of an employee in connection with the Borrower's or a Subsdiary's relocation of such employee as


SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT - Page 1
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          long as such advances to purchase real estate are not outstanding for more than sixty (60) days;

     Section 2.2 Amendment to Section 9.3. Subclause (iv) of clause (b) of
Section 9.3 is amended in its entirety to read as follows:

          (iv) Borrower provides evidence satisfactory to the Agent that (A) the acquisition and all transactions contemplated thereby are permitted by the Indenture; (B) the average daily balances of the sum of Borrower's and the Subsidiaries' cash, cash equivalents and Borrowing Availability for the thirty (30) day period prior to the date of the delivery of the notice required by clause (v) below and calculated as if the acquisition occurred on the first (1st) day of such period, shall equal or exceed Fifteen Million Dollars ($15,000,000); and (C) Borrower shall be in compliance with the ratio of Operating Cash Flow to Fixed Charges required by Section 10.1 for the four (4) Fiscal Quarter period then most recently ending (or the portion thereof since October 1, 1998 and such period, herein the "Calculation Period") calculated on a proforma basis by treating the Target (or, as applicable, the portion of such Target's operations attributable to the assets acquired) as a Subsidiary for the purposes of the definition of Fixed Charges for the Calculation Period and including in Operating Cash Flow the sum of the following for the Calculation Period: (1) the Calculated EBITDA of the Target or, as applicable, the assets acquired, minus (2) any provision for (or plus any benefit from) income or franchise taxes included in determining the Net Income included in such Calculated EBITDA; minus (3) interest expense deducted in determining such Net Income, minus (4) all net expenditures of the Target or applicable to the assets being acquired which are classified as capital expenditures in accordance with GAAP (with the concept of net being defined as the sum of such capital expenditures minus the proceeds from the sale of assets which are used to make such capital expenditures) during the period for which such Net Income is calculated (the sum of the forgoing clauses (1) through (4) calculated for any period, herein the "Target Operating Cash Flow");

     Section 2.3 Amendment to Section 10.1. Section 10.1 of the Agreement is amended in its entirety to read as follows:

          Section 10.1 Fixed Charge Coverage Ratio. Borrower shall not permit the ratio of the Operating Cash Flow to Fixed Charges calculated as of the last day of each Fiscal Quarter of the Borrower commencing with the Fiscal Quarter ended December 31, 1998, during the periods set forth below to be less than the ratio set forth below for the period during which such Fiscal Quarter end occurs:

          ================================================================
                         PERIOD                                    RATIO
          ================================================================
          October 1, 1998 through March 31, 1999              0.80 to 1.00
          ----------------------------------------------------------------
          April 1, 1999 through December 31, 1999             1.00 to 1.00
          ----------------------------------------------------------------
          January 1, 2000 through Termination Date            1.25 to 1.00
          ----------------------------------------------------------------


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     The phrase "Operating Cash Flow" means, as of any Fiscal Quarter end, the total of the following for the Borrower and the Subsidiaries calculated on a consolidated basis without duplication for the four (4) Fiscal Quarter period (or portion thereof since October 1, 1998) then ending (the "Subject Period"): (a) EBITDA minus (b) the sum of (i) net Capital Expenditures (defined as the sum of Capital Expenditures minus the proceeds from the sale of assets which are used to make Capital Expenditures) minus (ii) the Capital Expenditures made in the Subject Period in connection with any of the following matters (the following matters, herein the "Excluded Capital Expenditures"); provided that the aggregate amount of Excluded Capital Expenditures subtracted pursuant to this clause (ii) or subtracted pursuant to clause (ii)(B) of Section 10.2 shall never exceed, in each case, an amount equal to Seven Million Six Hundred Fifty Thousand Dollars ($7,650,000):

          =========================================================
          EXCLUDED CAPITAL EXPENDITURES                    AMOUNT
          =========================================================
          PeopleSoft                                     $1,300,000
          ---------------------------------------------------------
          PeopleSoft Installation Costs                   1,900,000
          ---------------------------------------------------------
          Required Computer Upgrades
            (upgrade & install field computers)           1,600,000
          ---------------------------------------------------------
          Imaging System                                    500,000
          ---------------------------------------------------------
          Data Warehouse                                    250,000
          ---------------------------------------------------------
          Communications (Local Area Network
            & Wide Area Network, and Voice
            upgrades)                                       650,000
          ---------------------------------------------------------
          Required Software Upgrades
            (compliance costs)                              500,000
          ---------------------------------------------------------
          Office Move                                       950,000
          =========================================================
                   TOTAL                                 $7,650,000
          =========================================================

     The phrase "Fixed Charges" means, as of any Fiscal Quarter end, the total of the following for the Borrower and the Subsidiaries calculated on a consolidated basis without duplication for the four (4) Fiscal Quarter period (or portion thereof since October 1, 1998) then ending: (a) net cash interest plus (b) principal amortization of Debt paid or payable (excluding, to the extent included, nonpermanent principal repayments under the Loans) plus (c) current taxes payable plus (d) dividends or other distribution paid on account of any shares of any class of stock of Borrower.

     Section 2.4 Amendment to Section 10.2. Section 10.2 of the Agreement is amended in its entirety to read as follows:

          Section 10.2 Interest Coverage. Borrower shall not permit the ratio of
     (a) the sum of Operating Cash Flow (as defined in Section 10.1) to (b) the sum of cash interest expense minus cash interest income, all calculated for the four (4) Fiscal Quarter period (or portion thereof since October 1, 1998) ending on the last day of


SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT - Page 3
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     each Fiscal Quarter to be less than (i) 1.50 to 1.00 as of each Fiscal
     Quarter end prior to January 1, 2000; (ii) 1.75 to 1.00 as of each Fiscal Quarter end after January 1, 2000 but prior to January 1, 2001; and (iii)
     2.00 to 1.00 as of each Fiscal Quarter end after January 1, 2001.

     Section 2.5 Amendment to Exhibit B. Exhibit B to the Agreement is amended in its entirety to read as set forth on Exhibit B hereto.

                                    ARTICLE 3

                                   Conditions

     Section 3.1 Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

          (a) Agent shall have received all of the following, each in form and substance satisfactory to the Agent:

               (i) the certificates evidencing the stock of Meatmaster Brokerage, Inc. together with blank stock powers duly executed;

               (ii) duly executed UCC-3 Termination Statements from the following secured parties:

                    (A) Smith Food Brokerage, Inc. relating to the financing
               statements filed in the following jurisdictions under the following file numbers: Virginia #1317359; City of Norfolk, Virginia #94- 210; Hanover County, Virginia #142-94; and Virginia #1317360;

                    (B) David Hollingsworth, Sr. relating to the financing
               statements filed in the following jurisdictions under the following file numbers: Virginia #3087213 and City of Salem, and Virginia #94-77; and

                    (C) BankOne relating to the financing statements filed in
               the following jurisdictions under the following file numbers:
               Arizona #690610 and Arizona #708196:

               (iii) the following corporate certifications:

                    (A) Certificate from the appropriate governmental official as to Atlas Marketing Company, Inc.'s authority to do business and good standing in Virginia;


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                    (B) Certificate from the appropriate governmental official of Maryland as to Meatmaster Brokerage, Inc.'s authority to do business and good standing and an amendment to Meatmaster Brokerage, Inc.'s Articles of Incorporation to correct power of the corporation;

               (iv) An executed copy of a subordination of Landlord's Lien for the Briargrove Place location;

          (b) Evidence of the Borrower's Compliance with Sections 9.1(b)(iii) and Section 9.2(a) of the Agreement;

          (c) The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date;

          (d) No Default shall have occurred and be continuing;

          (e) All proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel, Jenkens & Gilchrist, a Professional Corporation; and

          (f) Borrower shall have paid to Agent an amendment fee in the amount of Seven Thousand Dollars ($7,000.00).

                                    ARTICLE 4

                  Ratifications, Representations and Warranties

     Section 4.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrowers, Agent and the Banks agree that the Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

     Section 4.2 Representations and Warranties. Borrower represents and warrants that as of the date hereof there are no claims or offsets against or defenses or counterclaims to its obligations under any of the Loan Documents. TO INDUCE THE BANKS AND AGENT TO ENTER INTO THIS AMENDMENT BORROWER WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE HEREOF AND RELATING TO THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. Borrower hereby represents


SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT - Page 5
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and warrants to Agent and the Banks that (a) the execution, delivery and performance of this Amendment have been authorized by all requisite corporate action on the part of Borrower and each Obligated Party and will not violate the articles of incorporation or bylaws of Borrower or any Obligated Party, (b) after giving effect to this Amendment, the representations and warranties contained in the Agreement, as amended hereby, and in any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof except to the extent those representations and warranties expressly relate solely to another date, (c) after giving effect to this Amendment, no Default has occurred and is continuing, (d) after giving effect to this Amendment, Borrower and each Obligated Party is in full compliance with all covenants and agreements contained in the Agreement, as amended hereby, and the other Loan Documents, and (e) the Articles of Incorporation and Bylaws of Borrower have not been amended or otherwise modified since December 18, 1997.

                                    ARTICLE 5

                                  Miscellaneous

     Section 5.1 Survival of Representations and Warranties. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any Bank or any closing shall affect the representations and warranties or the right of Agent or any Bank to rely upon them.

     Section 5.2 Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, instruments or documents now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

     Section 5.3 Expenses of Lender. As provided in the Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Agent and the Banks in connection with the preparation, negotiation, and execution of this Amendment, including without limitation the costs and fees of Agent's legal counsel.

     Section 5.4 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     Section 5.5 Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America.

     Section 5.6 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent, the Banks and Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent and the Banks.


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     Section 5.7 Counterparts. This Amendment may be executed in one or more counterparts and on telecopy counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

     Section 5.8 Effect of Waiver. No consent or waiver, express or implied, by Agent or the Banks to or for any breach of or deviation from any covenant, condition or duty by Borrower or any Obligated Party shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

     Section 5.9 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     Section 5.10 ENTIRE AGREEMENT. THIS AMENDMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

     Executed as of the date first written above.


                                       BORROWER:

                                       RICHMONT MARKETING SPECIALISTS INC.

                                       By: /s/ CARRINE K. REILLY
                                           -------------------------------------
                                           Carrine K. Reilly
                                           Treasurer


                                       BANKS:

                                       THE CHASE MANHATTAN BANK,
                                       individually as a Bank and as the Agent

                                       By: /s/ GEORGE LOUIS MCKINLEY
                                           -------------------------------------
                                           George Louis McKinley
                                           Vice President


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     Each Obligated Party hereby consents and agrees to this Amendment and agrees that each Loan Document to which it is a party shall remain in full force and effect and shall continue to be its legal, valid and binding obligation enforceable against it in accordance with its terms. Each Obligated Party hereby represents and warrants that as of the date of the Amendment there are no claims or offsets against or defenses or counterclaims to its obligations under any of the Loan Documents. TO INDUCE THE BANKS AND AGENT TO ENTER INTO THIS AMENDMENT EACH OBLIGATED PARTY WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF THE AMENDMENT AND RELATING TO THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

MARKETING SPECIALISTS SALES
  COMPANY (individually and as successor
  by merger to Ferro & Associates, Tower Marketing,
  Inc., T-Bar Brokerage, Inc. and TNT
  Convenience Stores, Inc.)
BROMAR, INC. (individually and as successor in interest by merger to Gene Sanford & Associates, Inc., Batestas & Co. and Service Assets Corp.)
BROKERAGE SERVICES, INC.
CUMBERLAND FOOD BROKERS, INC.
CENTURY FOOD BROKERS OF HICKORY, INC.
ULTIMATE FOOD SALES, INC.
MEATMASTER BROKERAGE, INC.
EAST COAST FOOD BROKERAGE, INC.
ATLAS MARKETING COMPANY, INC. (individually and as successor by merger to MSSC Carolina, Inc.)


By: /s/ CARRINE K. REILLY
    --------------------------------
    Carrine K. Reilly
    Treasurer


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